EXHIBIT 21


                                            SUBSIDIARIES OF REGISTRANT


     Registrant owns 100% of the outstanding stock of the following insurance companies:

Name                                                 State of Formation
----                                                 ------------------

Atlantic States Insurance Company                       Pennsylvania

Southern Insurance Company of Virginia                  Virginia

Pioneer Insurance Company                               Ohio

Delaware Atlantic Insurance Company                     Delaware

Southern Heritage Insurance Company                     Georgia